EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:  William J. Wagner, President and Chief Executive Officer (814) 726-2140

William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2014 Earnings and Dividend Declaration

Warren, Pennsylvania — October 17, 2014

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2014 of $17.3 million, or $0.19 per diluted share.  This represents a decrease of $235,000, or 1.3%, compared to the same quarter last year when net income was $17.6 million, or $0.19 per diluted share, and an increase of $4.6 million, or 36.8%, compared to the quarter ended June 30, 2014 when net income was $12.7 million, or $0.14 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2014 were 6.43% and 0.87% compared to 6.18% and 0.88% for the same quarter last year and 4.77% and 0.64% for the quarter ended June 30, 2014.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.13 per share payable on November 10, 2014, to shareholders of record as of October 27, 2014.  This represents the 80th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report more normal earnings this quarter following a second quarter report that was below expectations.  The substantial increase in earnings over the previous quarter resulted almost entirely from continued improvement in credit quality which provided an opportunity to reduce the quarterly provision for loan losses by $4.8 million.  All other major components of income remained consistent with the previous quarter.  Looking ahead we remain focused on improving shareholder returns by enhancing production and increasing revenues while improving efficiency and controlling operating expense.”

Net interest income decreased by $565,000, or 0.9%, to $61.9 million for the quarter ended September 30, 2014, from $62.5 million for the quarter ended September 30, 2013. Interest income on loans receivable and investment securities decreased by $1.6 million from the prior year which was partially offset by a $1.1 million decrease in interest paid on deposit accounts and borrowed funds. These changes from the previous year were due primarily to the continued low level of market interest rates.

The provision for loan losses decreased by $1.5 million, or 30.6%, to $3.5 million for the quarter ended September 30, 2014, from $5.0 million for the quarter ended September 30, 2013.  This decrease is due primarily to the improvement in overall asset quality with loans 90 days or more delinquent decreasing $12.6 million, or 21.5%, and total nonaccrual loans decreasing $33.1 million, or 26.9%, compared to a year ago. Additionally, classified loans and troubled debt restructurings decreased by $35.6 million and $17.5 million, respectively, over the past year

Noninterest income increased by $2.1 million, or 12.9%, to $18.2 million for the quarter ended September 30, 2014, from $16.1 million for the quarter ended September 30, 2013.  This increase is due primarily to increases in gain on sale of investments of $743,000 and an increase in other operating income of $787,000, as a result of an increase in the dividends paid on Federal Home Loan Bank stock. Additionally, trust and other financial services income increased by $596,000, due primarily to the acquisition of Evans Capital Management, Inc. on January 1, 2014.

Noninterest expense increased by $3.1 million, or 6.1%, to $53.4 million for the quarter ended September 30, 2014, from $50.3 million for the quarter ended September 30, 2013. This increase was due primarily to a $1.2 million increase in marketing expense relating to an ongoing effort to promote the acquisition of home equity loans and checking accounts. Processing expense increased by $687,000 and professional services increased by $523,000, due primarily to amortization of software upgrades made during the past two years and compliance related consulting engagements designed to enhance and strengthen our compliance management system.

Net income for the nine-month period ended September 30, 2014 of $44.6 million represents a decrease of $1.6 million, or 3.4%, compared to net income of $46.2 million for the nine-month period ended September 30, 2013.  Diluted earnings per share for the nine-month period ended September 30, 2014 decreased to $0.48 per share from $0.51 per share in the same period last year.  The annualized returns on average shareholders’ equity and average assets were 5.44% and 0.75%, respectively, for the current nine-month period compared to 5.46% and 0.78%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 164 community banking offices in Pennsylvania, New York, Ohio and Maryland and 50 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Savings Bank can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$83,994	98,122
Interest-earning deposits in other financial institutions	209,161	293,149
Federal funds sold and other short-term investments	634	634
Marketable securities available-for-sale (amortized cost of $928,644 and $1,022,078)	930,913	1,016,767
Marketable securities held-to-maturity (fair value of $113,322 and $124,061)	110,214	121,366
Total cash, interest-earning deposits and marketable securities	1,334,916	1,530,038

Residential mortgage loans held for sale	—	221
Residential mortgage loans	2,511,272	2,482,783
Home equity loans	1,071,540	1,083,939
Other consumer loans	238,653	228,348
Commercial real estate loans	1,732,234	1,608,399
Commercial loans	403,402	402,601
Total loans receivable	5,957,101	5,806,291
Allowance for loan losses	(71,650)	(71,348)
Loans receivable, net	5,885,451	5,734,943

Federal Home Loan Bank stock, at cost	43,985	43,715
Accrued interest receivable	19,505	19,152
Real estate owned, net	15,007	18,203
Premises and Equipment, net	144,759	146,139
Bank owned life insurance	143,306	140,172
Goodwill and other intangible assets	176,169	174,644
Other intangible assets	3,364	2,319
Other assets	60,464	70,715
Total assets	$7,826,926	7,880,040

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$884,804	789,135
Interest-bearing demand deposits	895,280	852,809
Money market deposit accounts	1,180,540	1,167,954
Savings deposits	1,214,284	1,191,584
Time deposits	1,532,815	1,667,397
Total deposits	5,707,723	5,668,879
Borrowed funds	878,448	881,645
Advances by borrowers for taxes and insurance	16,267	26,669
Accrued interest payable	880	888
Other liabilities	43,793	43,499
Junior subordinated debentures	103,094	103,094
Total liabilities	6,750,205	6,724,674

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,994,819 shares and 94,243,713 shares issued and outstanding, respectively	950	943
Paid-in-capital	627,748	619,678
Retained earnings	476,484	569,728
Unallocated common stock of Employee Stock Ownership Plan	(21,798)	(23,083)
Accumulated other comprehensive loss	(6,663)	(11,900)
Total shareholders’ equity	1,076,721	1,155,366
Total liabilities and shareholders’ equity	$7,826,926	7,880,040

Equity to assets	13.76%	14.66%
Tangible common equity to assets	11.73%	12.70%
Book value per share	$11.33	12.26
Tangible book value per share	$9.44	10.38
Closing market price per share	$12.10	14.78
Full time equivalent employees	2,044	2,043
Number of banking offices	164	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	September 30,		June 30,
	2014	2013	2014
Interest income:
Loans receivable	$70,820	71,422	70,726
Mortgage-backed securities	2,504	3,113	2,666
Taxable investment securities	1,004	1,030	1,014
Tax-free investment securities	1,561	1,912	1,598
Interest-earning deposits	187	253	286
Total interest income	76,076	77,730	76,290

Interest expense:
Deposits	6,305	7,150	6,421
Borrowed funds	7,882	8,126	7,793
Total interest expense	14,187	15,276	14,214

Net interest income	61,889	62,454	62,076
Provision for loan losses	3,466	4,992	8,285
Net interest income after provision for loan losses	58,423	57,462	53,791

Noninterest income:
Gain on sale of investments	852	109	349
Service charges and fees	9,665	9,282	9,042
Trust and other financial services income	2,976	2,380	3,055
Insurance commission income	1,778	2,019	2,237
Loss on real estate owned, net	(240)	(111)	(562)
Income from bank owned life insurance	1,083	1,178	1,050
Mortgage banking income	239	203	265
Other operating income	1,836	1,049	1,688
Total noninterest income	18,189	16,109	17,124

Noninterest expense:
Compensation and employee benefits	28,047	27,629	28,543
Premises and occupancy costs	5,642	5,633	5,740
Office operations	3,419	3,497	3,868
Processing expenses	6,723	6,036	6,639
Marketing expenses	2,211	1,032	2,931
Federal deposit insurance premiums	1,242	1,377	1,338
Professional services	1,854	1,331	1,775
Amortization of intangible assets	330	291	331
Real estate owned expense	636	681	459
Other expense	3,250	2,770	2,182
Total noninterest expense	53,354	50,277	53,806

Income before income taxes	23,258	23,294	17,109
Income tax expense	5,926	5,727	4,435

Net income	$17,332	17,567	12,674

Basic earnings per share	$0.19	0.19	0.14

Diluted earnings per share	$0.19	0.19	0.14

Annualized return on average equity	6.43%	6.18%	4.77%
Annualized return on average assets	0.87%	0.88%	0.64%

Basic common shares outstanding	91,745,512	90,760,402	91,491,654
Diluted common shares outstanding	92,118,154	91,824,384	92,531,142

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Nine months ended
	September 30,
	2014	2013
Interest income:
Loans receivable	$210,868	216,113
Mortgage-backed securities	7,963	9,862
Taxable investment securities	3,098	2,969
Tax-free investment securities	4,814	6,069
Interest-earning deposits	673	844
Total interest income	227,416	235,857

Interest expense:
Deposits	19,216	22,368
Borrowed funds	23,389	23,989
Total interest expense	42,605	46,357

Net interest income	184,811	189,500
Provision for loan losses	19,236	17,555
Net interest income after provision for loan losses	165,575	171,945

Noninterest income:
Gain on sale of investments	4,549	229
Service charges and fees	27,115	27,010
Trust and other financial services income	9,078	6,847
Insurance commission income	6,579	6,504
Loss on real estate owned, net	(937)	(2,526)
Income from bank owned life insurance	3,134	3,351
Mortgage banking income	753	1,395
Other operating income	4,699	3,090
Total noninterest income	54,970	45,900

Noninterest expense:
Compensation and employee benefits	84,562	83,715
Premises and occupancy costs	17,939	17,530
Office operations	11,044	10,631
Processing expenses	19,951	19,279
Marketing expenses	6,779	5,025
Federal deposit insurance premiums	3,877	4,239
Professional services	5,691	4,223
Amortization of intangible assets	992	988
Real estate owned expense	1,734	1,880
Other expense	7,754	7,044
Total noninterest expense	160,323	154,554

Income before income taxes	60,222	63,291
Income tax expense	15,605	17,104

Net income	$44,617	46,187

Basic earnings per share	$0.49	0.51

Diluted earnings per share	$0.48	0.51

Annualized return on average equity	5.44%	5.46%
Annualized return on average assets	0.75%	0.78%

Basic common shares outstanding	91,465,986	90,530,417
Diluted common shares outstanding	92,333,110	91,210,040

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	September 30, 2014	June 30, 2014	September 30, 2013	December 31, 2013

Nonaccrual loans current:
Residential mortgage loans	$1,645	1,112	1,500	1,361
Home equity loans	1,542	1,682	808	835
Other consumer loans	108	112	81	98
Commercial real estate loans	24,193	27,905	30,505	17,866
Commercial loans	9,775	7,524	22,779	13,357
Total nonaccrual loans current	$37,263	38,335	55,673	33,517

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$27	107	339	427
Home equity loans	355	75	183	404
Other consumer loans	149	60	33	15
Commercial real estate loans	2,059	3,788	3,198	3,468
Commercial loans	485	162	366	7,650
Total nonaccrual loans delinquent 30 days to 59 days	$3,075	4,192	4,119	11,964

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$782	936	1,131	864
Home equity loans	585	274	255	280
Other consumer loans	52	40	111	87
Commercial real estate loans	1,476	1,584	2,534	2,036
Commercial loans	660	122	572	716
Total nonaccrual loans delinquent 60 days to 89 days	$3,555	2,956	4,603	3,983

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$20,319	21,994	25,002	24,625
Home equity loans	6,802	7,810	8,959	8,344
Other consumer loans	2,098	1,966	1,848	2,057
Commercial real estate loans	13,552	15,290	16,282	18,433
Commercial loans	3,162	4,214	6,413	4,298
Total nonaccrual loans delinquent 90 days or more	$45,933	51,274	58,504	57,757

Total nonaccrual loans	$89,826	96,757	122,899	107,221

	September 30,	June 30,	September 30,	December 31,
	2014	2014	2013	2013

Nonaccrual loans	$89,826	96,757	122,899	107,221
Loans 90 days past maturity and still accruing	390	271	809	690
Nonperforming loans	90,216	97,028	123,708	107,911
Real estate owned, net	15,007	14,915	20,173	18,203
Nonperforming assets	$105,223	111,943	143,881	126,114

Nonaccrual troubled debt restructuring *	$21,871	23,949	37,519	28,889
Accruing troubled debt restructuring	39,995	39,844	41,871	50,277
Total troubled debt restructuring	$61,866	63,793	79,390	79,166

Nonperforming loans to total loans	1.51%	1.65%	2.16%	1.86%

Nonperforming assets to total assets	1.34%	1.42%	1.82%	1.60%

Allowance for loan losses to total loans	1.20%	1.21%	1.32%	1.23%

Allowance for loan losses to nonperforming loans	79.42%	73.63%	61.33%	66.12%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule	September 30,			June 30,			September 30,			December 31,
(Number of loans and dollar amount of loans)	2014		*	2014		*	2013		*	2013		*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	79	$4,241	0.2%	71	$3,842	0.2%	87	$4,391	0.2%	374	$27,486	1.1%
Home equity loans	151	5,856	0.5%	123	4,193	0.4%	140	4,161	0.4%	213	6,946	0.6%
Consumer loans	1,105	5,076	2.1%	953	4,355	1.9%	992	4,193	1.9%	1,010	4,515	2.0%
Commercial real estate loans	69	5,888	0.3%	79	8,247	0.5%	73	6,536	0.4%	73	8,449	0.5%
Commercial loans	22	1,413	0.4%	35	1,146	0.3%	28	1,059	0.3%	34	9,243	2.3%
Total loans delinquent 30 days to 59 days	1,426	$22,474	0.4%	1,261	$21,783	0.4%	1,320	20,340	0.4%	1,704	$56,639	1.0%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	87	$6,558	0.3%	81	$6,024	0.2%	87	$6,360	0.3%	103	$7,568	0.3%
Home equity loans	54	1,727	0.2%	45	1,210	0.1%	56	2,193	0.2%	67	2,243	0.2%
Consumer loans	467	1,958	0.8%	363	1,454	0.6%	412	1,646	0.7%	507	1,866	0.8%
Commercial real estate loans	31	2,762	0.2%	31	2,267	0.1%	29	3,692	0.2%	35	3,968	0.2%
Commercial loans	13	970	0.2%	16	709	0.2%	15	1,242	0.3%	16	1,555	0.4%
Total loans delinquent 60 days to 89 days	652	$13,975	0.2%	536	$11,664	0.2%	599	15,133	0.3%	728	$17,200	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	251	$20,319	0.8%	251	$21,994	0.9%	265	$25,002	1.0%	273	$24,625	1.0%
Home equity loans	159	6,802	0.6%	168	7,810	0.7%	203	8,959	0.8%	171	8,344	0.8%
Consumer loans	465	2,098	0.9%	412	1,966	0.9%	401	1,848	0.8%	470	2,057	0.9%
Commercial real estate loans	110	13,552	0.8%	118	15,290	1.0%	134	16,282	1.0%	124	18,433	1.1%
Commercial loans	25	3,162	0.8%	34	4,214	1.0%	50	6,413	1.6%	31	4,298	1.1%
Total loans delinquent 90 days or more	1,010	$45,933	0.8%	983	$51,274	0.9%	1,053	58,504	1.0%	1,069	$57,757	1.0%

Total loans delinquent	3,088	$82,382	1.4%	2,780	$84,721	1.5%	2,972	$93,977	1.6%	3,501	$131,596	2.3%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of September 30, 2014

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,494,746	—	15,102	—	1,424	2,511,272
Home equity loans	1,064,738	—	6,802	—	—	1,071,540
Other consumer loans	237,134	—	1,519	—	—	238,653
Total Personal Banking	3,796,618	—	23,423	—	1,424	3,821,465

Business Banking:
Commercial real estate loans	1,545,245	40,655	144,244	2,090	—	1,732,234
Commercial loans	350,377	14,391	35,343	3,291	—	403,402
Total Business Banking	1,895,622	55,046	179,587	5,381	—	2,135,636

	$5,692,240	55,046	203,010	5,381	1,424	5,957,101

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,464,057	—	17,626	—	1,321	2,483,004
Home equity loans	1,075,595	—	8,344	—	—	1,083,939
Other consumer loans	226,922	—	1,426	—	—	228,348
Total Personal Banking	3,766,574	—	27,396	—	1,321	3,795,291

Business Banking:
Commercial real estate loans	1,398,652	46,557	161,906	1,284	—	1,608,399
Commercial loans	345,612	12,045	43,040	1,904	—	402,601
Total Business Banking	1,744,264	58,602	204,946	3,188	—	2,011,000

	$5,510,838	58,602	232,342	3,188	1,321	5,806,291

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Allowance for loan losses
Beginning balance	$71,442	72,590	71,348	73,219
Provision	3,466	4,992	19,236	17,555
Charge-offs residential mortgage	(352)	(546)	(1,694)	(2,002)
Charge-offs home equity	(325)	(213)	(1,290)	(1,388)
Charge-offs other consumer	(1,446)	(1,675)	(4,612)	(4,359)
Charge-offs commercial real estate	(2,199)	(1,048)	(5,709)	(7,734)
Charge-offs commercial	(360)	(463)	(10,646)	(3,685)
Recoveries	1,424	2,228	5,017	4,259
Ending balance	$71,650	75,865	71,650	75,865

Net charge-offs to average loans, annualized	0.22%	0.12%	0.43%	0.35%

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended September 30,
	2014				2013
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,912,890		71,306	4.78%	$5,703,527		71,993	5.01%
Mortgage-backed securities (c)	569,482		2,504	1.76%	701,510		3,113	1.78%
Investment securities (c) (d)	488,893		3,405	2.79%	545,005		3,972	2.92%
FHLB stock	43,986		452	4.11%	47,650		120	1.01%
Other interest-earning deposits	323,447		187	0.23%	376,699		253	0.26%

Total interest-earning assets	7,338,698		77,854	4.24%	7,374,391		79,451	4.31%

Noninterest earning assets (e)	537,065				551,760

Total assets	$7,875,763				$7,926,151

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,228,105		834	0.27%	$1,209,726		882	0.29%
Interest-bearing demand deposits	899,231		152	0.07%	854,600		144	0.07%
Money market deposit accounts	1,187,024		802	0.27%	1,144,522		768	0.27%
Time deposits	1,553,867		4,517	1.15%	1,735,898		5,356	1.22%
Borrowed funds (f)	876,034		6,700	3.03%	864,315		6,690	3.07%
Junior subordinated debentures	103,094		1,182	4.49%	103,094		1,436	5.45%

Total interest-bearing liabilities	5,847,355		14,187	0.96%	5,912,155		15,276	1.03%

Noninterest-bearing demand deposits	891,842				794,411
Noninterest bearing liabilities	66,432				91,385

Total liabilities	6,805,629				6,797,951

Shareholders’ equity	1,070,134				1,128,200

Total liabilities and shareholders’ equity	$7,875,763				$7,926,151

Net interest income/ Interest rate spread			63,667	3.28%			64,175	3.28%

Net interest-earning assets/ Net interest margin	$1,491,343			3.47%	$1,462,236			3.48%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.25	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.75% and 4.97%, respectively, Investment securities - 2.10% and 2.16%, respectively, Interest-earning assets - 4.17% and 4.22%, respectively. GAAP basis net interest rate spreads were 3.21% and 3.19%, respectively, and GAAP basis net interest margins were 3.40% and 3.39%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2014				2013
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,856,940		212,437	4.85%	$5,655,512		217,799	5.15%
Mortgage-backed securities (c)	597,042		7,963	1.78%	717,785		9,862	1.83%
Investment securities (c) (d)	501,120		10,504	2.79%	515,751		12,307	3.18%
FHLB stock	43,882		1,425	4.33%	47,545		191	0.54%
Other interest-earning deposits	352,370		673	0.25%	428,395		844	0.26%

Total interest-earning assets	7,351,354		233,002	4.23%	7,364,988		241,003	4.36%

Noninterest earning assets (e)	563,902				574,423

Total assets	$7,915,256				$7,939,411

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,225,411		2,459	0.27%	$1,200,106		2,676	0.30%
Interest-bearing demand deposits	882,465		440	0.07%	856,269		433	0.07%
Money market deposit accounts	1,181,056		2,376	0.27%	1,124,572		2,258	0.27%
Time deposits	1,598,870		13,941	1.17%	1,791,819		17,001	1.27%
Borrowed funds (f)	876,606		19,880	3.03%	861,465		19,728	3.06%
Junior subordinated debentures	103,094		3,509	4.49%	103,094		4,261	5.45%

Total interest-bearing liabilities	5,867,502		42,605	0.97%	5,937,325		46,357	1.04%

Noninterest-bearing demand deposits	853,294				776,087
Noninterest bearing liabilities	98,877				94,651

Total liabilities	6,819,673				6,808,063

Shareholders’ equity	1,095,583				1,131,348

Total liabilities and shareholders’ equity	$7,915,256				$7,939,411

Net interest income/ Interest rate spread			190,397	3.26%			194,646	3.32%

Net interest-earning assets/ Net interest margin	$1,483,852			3.45%	$1,427,663			3.52%

Ratio of interest-earning assets to interest-bearing liabilities	1.25	X			1.24	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.81% and 5.11%, respectively, Investment securities - 2.11% and 2.34%, respectively, Interest-earning assets - 4.15% and 4.27%, respectively. GAAP basis net interest rate spreads were 3.18% and 3.23%, respectively, and GAAP basis net interest margins were 3.38% and 3.43%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended				Quarter ended
	September 30, 2014				June 30, 2014
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,912,890		71,306	4.78%	$5,833,540		71,266	4.90%
Mortgage-backed securities (c)	569,482		2,504	1.76%	601,066		2,666	1.77%
Investment securities (c) (d)	488,893		3,405	2.79%	507,315		3,472	2.74%
FHLB stock	43,986		452	4.11%	43,944		697	6.34%
Other interest-earning deposits	323,447		187	0.23%	424,434		286	0.27%

Total interest-earning assets	7,338,698		77,854	4.24%	7,410,299		78,387	4.23%

Noninterest earning assets (e)	537,065				529,095

Total assets	$7,875,763				$7,939,394

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,228,105		834	0.27%	$1,239,563		821	0.27%
Interest-bearing demand deposits	899,231		152	0.07%	896,014		149	0.07%
Money market deposit accounts	1,187,024		802	0.27%	1,182,542		792	0.27%
Time deposits	1,553,867		4,517	1.15%	1,598,523		4,659	1.17%
Borrowed funds (f)	876,034		6,700	3.03%	872,653		6,623	3.04%
Junior subordinated debentures	103,094		1,182	4.49%	103,094		1,170	4.49%

Total interest-bearing liabilities	5,847,355		14,187	0.96%	5,892,389		14,214	0.97%

Noninterest-bearing demand deposits	891,842				852,253
Noninterest bearing liabilities	66,432				128,072

Total liabilities	6,805,629				6,872,714

Shareholders’ equity	1,070,134				1,066,680

Total liabilities and shareholders’ equity	$7,875,763				$7,939,394

Net interest income/ Interest rate spread			63,667	3.28%			64,173	3.26%

Net interest-earning assets/ Net interest margin	$1,491,343			3.47%	$1,517,910			3.46%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.26	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.75% and 4.86%, respectively, Investment securities - 2.10% and 2.06%, respectively, Interest-earning assets - 4.17% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.21% and 3.20%, respectively, and GAAP basis net interest margins were 3.40% and 3.39%, respectively.